Exhibit 10.4

Execution Version

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”), dated as of March 8, 2018, is by and between Alphatec Holdings, Inc., a Delaware corporation (“Company”), and Armistice Capital Master Fund, Ltd. (“Holder”).

A. Holder beneficially owns a warrant to purchase 2,400,000 shares of Company’s common stock, 0.0001 par value (the “Common Stock”), at an exercise price of $2.00 per share (the “Original Warrant”), and Holder and Company desire for Holder to exercise the Original Warrant in full on the terms and subject to the conditions hereof.

B. To induce Holder to exercise the Original Warrant, subject to the conditions and on the terms set forth herein, Company desires to issue to Holder, in addition to the shares of Common Stock issuable upon the exercise of the Original Warrant, a new warrant, in the form attached hereto as Exhibit A (the “New Warrant”), to purchase up to such number of shares of Common Stock at an exercise price of $3.50 per share equal to .75 of a share for each whole share exercised by Holder under the Original Warrant. The shares of Common Stock underlying the Original Warrant is referred to herein as the “Warrant Shares”. The shares of Common Stock underlying the New Warrant are referred to herein as the “New Warrant Shares” and collectively with the New Warrant and Warrant Shares, the “Securities”.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Holder agree as follows:

ARTICLE 1

EXERCISE OF ORIGINAL WARRANT

Section 1.1 Exercise of Warrant.

(a) Initial Exercise. On the Initial Closing Date (defined below) Holder shall exercise that number of Warrant Shares such that following the exercise (the “Initial Exercise”) Holder shall beneficially own at least, but not more than 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon such exercise (the “Maximum Amount”). The Initial Exercise shall be made pursuant to the terms of the Original Warrant by delivery of the aggregate cash exercise price for such Warrant Shares to the bank account set forth on Company’s signature page hereto and Company shall deliver the Warrant Shares purchased pursuant to the Initial Exercise to Holder via the Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) pursuant to the terms of the Original Warrant, but pursuant to DWAC instructions set forth on Holder’s signature page hereto. The date of the closing of the Initial Exercise shall be referred to as the “Initial Closing Date”.

(b) Subsequent Exercise. Within five (5) business days after receipt by the Holder of written notice from the Company that Holder may exercise at least 100,000 shares of the remaining Warrant Shares, Holder shall exercise that number of Warrant Shares such that following the exercise (each a “Subsequent Exercise”) Holder shall beneficially own at least, but not more than the Maximum Amount. Each Subsequent Exercise shall be made pursuant to the terms of the Original Warrant by delivery of the aggregate cash exercise price for such Warrant Shares to the bank account set forth on Company’s signature page hereto and Company shall deliver the Warrant Shares purchased pursuant to such Subsequent Exercise to Holder via the Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) pursuant to the terms of the Original Warrant, but pursuant to DWAC instructions set forth on Holder’s signature page hereto. The date of the closing of the each Subsequent Exercise shall be referred to as a “Subsequent Closing Date”.

(c) Limitation Waiver. Pursuant to Section 5(l) of the Original Warrant, effective as of the Initial Closing Date, Holder and Company waive the 4.99% ownership limitation set forth in Section 2(e) of the Original Warrant. Holder and Company acknowledge and agree that the 9.99% ownership limitation set forth in Section 2(e) of the Original Warrant is not waived or modified by the terms of this Agreement.

Section 1.2 Issuance of New Warrant. On the Initial Closing Date following the Initial Exercise of the Original Warrant pursuant to Section 1.1(a) above, Company shall deliver to Holder the New Warrant to purchase .75 of a share for each whole share exercised by Holder in the Initial Exercise. As a condition to the issuance of the New Warrant, Holder shall enter into (a) a Lock-Up Agreement in the form attached hereto as Exhibit B and (b) a Support Agreement in the form attached hereto as Exhibit C. On each Subsequent Closing Date following each Subsequent Exercise of the Original Warrant pursuant to Section 1.1(b) above, Company shall deliver to Holder an amended and restated New Warrant to purchase .75 of a share for each whole share exercised by Holder in the Initial Exercise and all Subsequent Exercises. Each amended and restated New Warrant shall supersede in all respects any previously issued New Warrant and shall not extend the maturity date of the New Warrant.

Section 1.3 Stockholder Approval. Holder acknowledges and agrees that the New Warrant shall not be exercisable unless and until the issuance of the Warrant Shares shall have received such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of Company.

Section 1.4 Securities Matters.

(a) Restricted Securities; Legends. Holder acknowledges and agrees that the New Warrant and the New Warrant Shares are not, and may never be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and, accordingly, each certificate, if any, representing any New Warrant Shares shall bear a customary restricted security legend.

(b) Understandings or Arrangements. Holder is acquiring the New Warrant and the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such New Warrant or Securities.

(c) Access to Information. Holder acknowledges that it has had the opportunity to review this Agreement and the reports filed by the Company with the United States Securities and Exchange Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Company concerning the terms and conditions of the exercise of the Original Warrant and the merits and risks of investing in the Securities; (ii) access to information about Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(d) Holder Status. Holder represents and warrants that it is an “accredited investor” as defined in Rule 501 under the Securities Act.

(e) Knowledge. Holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the New Warrant and the Securities, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in the New Warrant and the Securities and, at the present time, is able to afford a complete loss of such investment.

ARTICLE 2

MISCELLANEOUS

Section 2.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to the email address of Holder set forth on Holders’ signature page.

Section 2.2 Survival; Successors. All securities warranties and representations made herein shall be considered to have been relied upon by Company and shall survive the issuance of the New Warrant and the Securities. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 2.3 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 2.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 2.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting San Diego County, California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in San Diego County, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

Section 2.6 Entire Agreement. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 2.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 2.8 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares.

IN WITNESS WHEREOF, the undersigned have executed this Warrant Exercise Agreement as of the date first written above.

Armistice Capital Master Fund, Ltd.		Alphatec Holdings, Inc.

By:	/s/ Tohuan Steve Chen	By:	/s/ Jeffrey Black
Name:	Tohuan Steve Chen	Name:	Jeffrey Black
Title:	Controller of the Investment Manager	Title:	EVP, Chief Financial Officer

Exhibit A

New Warrant

Exhibit B

Lock-Up Agreement

Exhibit C

Support Agreement